Exhibit 10.13

May 20, 2025

Ruvi Shaibel

c/o Neolync Holdings Ltd

Dear Mr. Shaibel:

This letter agreement (this “Letter Agreement”) is being entered into by and between Exyn Technologies, Inc., a Delaware corporation having its registered office at 2118 Washington Avenue, Suite 1000, Philadelphia, PA 19146 (the “Company”), and Neolync Holdings Ltd, having its registered office at Heil Hamishmar St 5, Tel Aviv- Jafo 6969205, Israel (the “Investor”). To date, Investor has advanced to Company $1,500,000 pursuant to that certain Simple Agreement for Future Equity (SAFE) dated on or about April 5, 2025 (the “SAFE Agreement”). As set forth herein, Investor will make additional commitments to the Company in the form of a standby letter of credit and the purchase of Bridge Notes (as defined herein) in exchange for additional convertible equity in the Company, together with priority liens on substantially all of the Company’s assets, including its intellectual property rights, subject only to the rights pledged to Western Alliance Bank (the “Senior Lender”) which liens Investor shall be able to remove through satisfaction of the standby letter of credit.

Investor and the Company, which are each referred to herein as a “Party” and collectively as the “Parties”, agree as follows:

1.	Execution of Standby Letter of Credit. In connection with the transactions contemplated herein, Investor and/or its affiliate shall execute that certain irrevocable standby letter of credit dated as of May 30, 2025, issued by and among HSBC Bank USA, National Association, as issuer, and Neolync Electronics Pvt Ltd, a corporation incorporated under the laws of India, as applicant, with Company as the beneficiary thereof in the face amount of Three Million Five Hundred Thousand Dollars ($3,500,000).

2.	Interim Funding and Bridge Notes. On or prior to May 31, 2025, Investor will purchase from the Company One Million Five Hundred Thousand Dollars ($1,500,000) in convertible promissory notes (the “Bridge Notes”). The Bridge Notes shall accrue interest at a rate of [*] per annum and be automatically converted into the Company’s preferred stock upon consummation of a reverse merger transaction. The Bridge Notes, unless earlier converted, shall be due and payable six (6) months from the issuance date and the Notes shall be designated as senior convertible instruments with priority liens on substantially all assets of the Company, including its intellectual property rights, subject to a subordination agreement currently in effect between Investor and the Senior Lender (the “Subordination Agreement”).

3.	Bridge Notes Conversion: The Bridge Notes will have a fixed rate conversion price equal to [*] of the closing price of the Company’s common stock on the trading day immediately prior to the closing of the reverse merger transaction. In the event no reverse merger transaction occurs by the maturity date of the Bridge Notes, the Bridge Notes shall be repaid at maturity at a premium of principal plus [*] and accrued interest due thereon.

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4.	Senior Lender: In exchange for Investor’s execution of the standby letter of credit and agreeing to subordinate the Bridge Notes to that certain Loan and Security Agreement between the Company and Senior Lender as set forth in the Subordination Agreement, the Senior Lender shall waive all existing Events of Default (as defined in such Loan and Security Agreement) as of the date hereof.

5.	Company Representations. The Company hereby represents and warrants to the Investor that, except as set forth on the Disclosure Schedule attached as Exhibit A to the SAFE Agreement (which Disclosure Schedule shall be updated as of the date hereof, including any exceptions thereto), the representations and warranties in the SAFE Agreement are true and complete as of the date of this Letter Agreement.

6.	Amendment or Modification. This Letter Agreement may not be amended, changed, modified or altered except by a written agreement between the Parties executed and delivered by duly authorized officers.

7.	Assignment. Neither Party may assign this Letter Agreement without the prior written consent of the other Party.

8.	Confidentiality. Investor agrees that any confidential information provided to or learned by it in connection with its rights under this Letter Agreement shall be treated as confidential and proprietary. The existence and the terms of this Letter Agreement, and any other documents or data exchanged or disclosed at any time between Investor and the Company in connection with this Letter Agreement shall be treated by both Parties (including without limitation their affiliates and its and their respective directors, officers, employees, agents, advisors, consultants and other representatives) as confidential and may not be disclosed to any third party. Notwithstanding the foregoing, the Company may disclose the existence of this Letter Agreement and the terms herein to potential investors and legal or financial advisors, provided that such other party is bound by a confidentiality agreement or obligation to the Company that is no less restrictive than the terms contained herein.

9.	Entire Agreement. This Letter Agreement constitutes a statement of the Parties’ intent with respect to the subject matter hereof and supersedes any understandings, commitments, or representations whatsoever, whether oral or written, as between the Parties with respect thereto.

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10.	Governing Law; Venue; Jury Waiver. THIS LETTER AGREEMENT AND THE AGREEMENTS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, AND THE PERFORMANCE HEREOF AND THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PROVISIONS. ANY SUIT, ACTION OR PROCEEDING AGAINST EITHER OF THE PARTIES WITH RESPECT TO OR ARISING OUT OF THIS LETTER AGREEMENT OR IN RESPECT OF ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF SHALL BE BROUGHT IN EITHER (I) COURTS OF THE STATE OF DELAWARE OR (II) THE UNITED STATES DISTRICT COURT LOCATED IN THE STATE OF DELAWARE AND EACH PARTY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE ABOVE-MENTIONED COURTS IN DELAWARE AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF THE PARTIES IRREVOCABLY WAIVES AS AGAINST THE OTHER PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR OMISSIONS OF EITHER PARTY RELATING TO THIS LETTER AGREEMENT.

11.	Counterparts. This letter may be executed and delivered by electronic PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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This Letter Agreement is executed as of the date first written above.

EXYN TECHNOLOGIES, INC.

By:	/s/ Brandon Declet
Name: Brandon Declet
Title: Chief Executive Officer

NEOLYNC HOLDINGS LTD

By:	/s/ Ruvi Shaibel
Name: Ruvi Shaibel
Title: Authorized Representative

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Senior Convertible Promissory Note

THIS NOTE, ANY SHARES OF CAPITAL STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. NO OFFER, SALE OR TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. THE HOLDER MAY NOT, DIRECTLY OR INDIRECTLY, TRANSFER THIS NOTE, EXCEPT IN ACCORDANCE WITH THE TERMS SET FORTH HEREIN. THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE CEO OF THE ISSUER, AS A REPRESENTATIVE OF THE ISSUER, WILL MAKE AVAILABLE ON REQUEST TO THE HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD.

SENIOR CONVERTIBLE PROMISSORY NOTE

Original Principal Amount: $1,500,000

Issuance Date: May 20, 2025

Note No. 001

FOR VALUE RECEIVED, Exyn Technologies, Inc., a Delaware corporation (the “Issuer”), hereby promises to pay NEOLYNC HOLDINGS LTD or its registered assigns (the “Holder”) the amount set out above as the Original Principal Amount, as such amount may be (i) increased pursuant to the payment of any interest as provided in Section 2 and any other additional amounts due and added to such amount pursuant to the terms hereof or (ii) reduced, without duplication, pursuant to any conversion, exchange, redemption or repayment effected in accordance with the terms hereof (the balance of such amount from time to time being the “Outstanding Principal Balance”), and any other amounts owed hereunder, when due, whether upon the Maturity Date, redemption, acceleration, or otherwise in each case in accordance with the terms hereof.

DEFINITIONS. The following terms used in this Note will have the respective meanings set forth below:

“Act” means the Securities Act of 1933, as amended from time to time, and any rules or regulations promulgated thereunder.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

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“Applicable Rate” means [*] per annum.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to remain closed.

“Capital Stock” means, with respect to a specified Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interest in (howsoever designated), the equity of such Person, but not including any debt securities convertible into such equity and any non-convertible preferred stock or equity of such Person.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Common Equity” of any Person means, if such Person is a corporation, all common stock of such Person (including voting, limited voting and non-voting common stock) or, if such Person is not a corporation, the equivalent Capital Stock of such Person.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion Date” means the date on which the Conversion Time occurs.

“Conversion Price” means a fixed rate conversion price premium of [*] of the Public Trading Price.

“Conversion Securities” means, with respect to any conversion upon a Public Company Event shares of the class of Common Equity entitled to one vote per share that are registered under the Exchange Act in connection with such Public Company Event and listed for trading on a Principal Market.

“Conversion Time” means, with respect to any Public Company Event, the time of the execution of the definitive agreement entered into by the Issuer in connection with such Public Company Event; provided that settlement of the delivery of the applicable Conversion Securities shall be effected in accordance with Section 4.

“Debtor Relief Laws” means the Chapter 11 of Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

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“Event of Default” shall have the meaning specified in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder promulgated by the SEC.

“Governmental Authority” means the government of the United States, any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies).

“Holder” has the meaning specified in the introductory paragraph.

“Interest Payment Due Date” has the meaning specified in Section 2(b).

“Issuance Date” means May 20, 2025.

“Issuer” has the meaning specified in the introductory paragraph; provided, however, that if any Successor Issuer or other Person assumes this Note pursuant to the terms hereof, such Successor Issuer or other Person shall be deemed to be the Issuer.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.

“Maturity Date” means November 20, 2025.

“Note” has the meaning specified in the introductory paragraph.

“Note Obligations Amount” means, as of any date of determination, the sum of (i) the Outstanding Principal Balance plus (ii) any accrued and unpaid interest thereon to but not including such date.

“Notes” means this Note together with all other senior convertible promissory notes issued by the Issuer.

“Open of Business” means 9:00 a.m., New York time.

“Original Principal Amount” is the amount specified above the introductory paragraph of this Note.

“Outstanding Principal Balance” has the meaning specified in the introductory paragraph of this Note.

“Person” means any individual, corporation, limited liability company, partnership, trust, association or other entity.

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“Principal Market” means the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market, as applicable, any of their successors or any other exchange on which the Conversion Securities are listed in connection with the applicable Public Company Event.

“Public Company Event” means any transaction pursuant to which the Common Equity of the Issuer (including any Successor Issuer) first becomes registered under Section 12(b) of the Exchange Act.

“Public Filing Date” means the date of the submission of the registration statement with the SEC in connection with a Public Company Event.

“Public Trading Price” means the closing price of the shares on the day immediately preceding the Public Company Event.

“SEC” means the U.S. Securities and Exchange Commission.

“Subsidiary” means any subsidiary of the Issuer.

“Taxes” means any and all taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trading Day” means, with respect to any Conversion Securities, a day on which trading in the Conversion Securities generally occurs on the Principal Market.

SECTION 1. PAYMENT OF PRINCIPAL. If this Note has not yet been converted, redeemed, exchanged or repaid, the Note Obligations Amount shall be due and payable on the Maturity Date.

SECTION 2. PAYMENT OF INTEREST.

(a)            During the term of this Note, interest shall accrue on the Outstanding Principal Balance at a rate equal to the Applicable Rate ([*] per annum), from, and including, the Issuance Date to, but not including, the Maturity Date or such earlier date of redemption, prepayment or conversion, which, in the case of conversion shall be deemed to occur at the Conversion Time. The accrual of interest on this Note as of any date will be calculated based on the Outstanding Principal Balance of this Note as of the Close of Business on the immediately preceding Interest Payment Due Date or, if there is no preceding Interest Payment Due Date, on the Issuance Date (in each case, less any amounts previously redeemed or repaid following such date).

(b)            Accrued and unpaid interest shall be payable on the Maturity Date or such earlier date of redemption, prepayment or conversion, which, in the case of conversion shall be deemed to occur at the Conversion Time.

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SECTION 3. PUBLIC COMPANY EVENT; REVERSE MERGER.

(a)            Public Company Event Notice. No later than five (5) Business Days prior to the anticipated Public Company Event, the Issuer shall provide to the Holder a written notice (the “Public Company Event Notice”) that the Issuer intends to file a registration statement with the SEC.

(b)            Public Company Event Conversion Process. Upon the occurrence of a Public Company Event, the Notes shall be automatically converted in full at the Conversion Time into a number of Conversion Securities equal to the Note Obligations Amount as of the Conversion Time multiplied by the Conversion Price in accordance with Section 4.

(c)            “Market Stand-Off” Agreement. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to a Public Company Event that is firm commitment underwritten public offering of Common Equity of the Issuer and ending on the date specified by the Issuer and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days), (A) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Conversion Securities held immediately before the effective date of the registration statement for such Public Company Event or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in subclause (A)  or (B) above is to be settled by delivery of Common Equity of the Issuer or other securities, in cash, or otherwise. The Holder hereby agrees that, in connection with any Public Company Event, the Holder will agree to be bound by any “lock-up” or similar restriction on transfer that, in general, agree to be bound by or subject to in connection with such Public Company Event.

SECTION 4. CONVERSION PROCEDURES.

(a)            General Conversion Procedures. If the issuance of the Conversion Securities would result in the issuance of a fractional share of the Conversion Securities, such fractional share shall be forfeited. The Issuer shall pay any transfer, stamp or similar Tax due on the issuance or delivery of the Conversion Securities upon conversion, except any such transfer, stamp or similar Tax that is due because the converting Holder requests those shares to be registered in a name other than the Holder’s name, in which case the Issuer shall not be required to make any such issuance or delivery of the Conversion Securities upon conversion unless and until the Person otherwise entitled to such issuance or delivery has paid to the Issuer the amount of any such transfer, stamp or similar Tax or has established, to the satisfaction of the Issuer, that such transfer, stamp or similar Tax has been paid or is not payable. Delivery of Conversion Securities shall, unless otherwise requested in writing by the Holder and agreed by the Issuer, be by means of delivery of book entry shares to the account of the Holder or to the account of the securities intermediary of the Holder for the benefit of the Holder, in each case, pursuant to the instructions provided pursuant to this Section 4.

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(b)            Conversion Procedures. In connection with any conversion of this Note, the Holder shall promptly (i) deliver instructions for delivery of the Conversion Securities and (ii) surrender this Note to the Issuer (or, in the case of the loss, theft or destruction of this Note, provide an indemnification undertaking with respect to this Note that is reasonably satisfactory to the Issuer) no later than the fifth (5th) Business Day immediately preceding the Conversion Time; provided that failure to timely deliver instructions for delivery of the Conversion Securities or to timely surrender this Note shall toll, but not release the Issuer of its obligations hereunder or delay the Conversion Date of this Note. Upon conversion of this Note, the Issuer shall deliver the Conversion Securities to the Holder no later than by 12:00 p.m. Philadelphia time on the later of, with respect to a Public Company Event, the fifth (5th) Business Day immediately following the Conversion Time. The Holder at the Conversion Time in connection with a Public Company Event pursuant to Section 3(b) shall be treated for all purposes as the beneficial owner of such Conversion Securities as of such Conversion Time. From and after the time at which the Conversion Securities are delivered to the Holder in accordance with the immediately preceding sentence, this Note shall be deemed to be satisfied by the Issuer and shall cease to be outstanding for any purpose whatsoever.

(c)            Delays. Without limiting any of the foregoing, if the Holder fails promptly to (i) deliver instructions for delivery of the Conversion Securities and (ii) surrender this Note to the Issuer (or in the case of the loss, theft or destruction of this Note, provide an indemnification undertaking with respect to this Note that is reasonably satisfactory to the Issuer) by the fifth (5th) Business Day immediately preceding the Conversion Time, the Issuer will still be deemed to have converted this Note at such Conversion Time and shall hold, for the benefit of the Holder, the Conversion Securities or any other securities issued in exchange for, or upon conversion of, such Conversion Securities until receipt of the requisite delivery instructions and the Note (or indemnification in accordance with this Section 4).

SECTION 5. MATURITY DATE. This Note will mature on the Maturity Date, unless earlier converted, redeemed, exchanged or repaid pursuant to and in accordance with this Note.

SECTION 6. PRIORITY. This Note will be senior to all other indebtedness of the Issuer, with priority liens on substantially all of the Issuer’s assets, including the Issuer’s intellectual property, with the exception of the Loan and Security Agreement between Issuer and Western Alliance Bank (where Holder has a Standby Letter of Credit in place), and this Note shall represent a tranche of senior security indebtedness, with liquidation preferences at [*] the outstanding Note Obligations Amount, ranking pari passu in right of payment with (i) any other senior convertible promissory notes issued by the Issuer on substantially the same terms as this Note on or after the Issuance Date, and (ii) senior in right of payment with respect to any other unsecured indebtedness of the Issuer (including other outstanding convertible equity or debt of the issuer).

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SECTION 7. EVENTS OF DEFAULT. Each of the following shall be an “Event of Default” with respect to this Note:

(a)            The Issuer fails to pay any portion of the Outstanding Principal Balance or other amount due hereunder when due, whether on the Maturity Date or otherwise.

(b)            The Issuer fails to deliver Conversion Securities as required and such failure continues for three (3) Trading Days following the date such delivery was required.

(c)            Twenty (20) Business Days following the date the Issuer receives written notice from the Holder of the Issuer’s material default on its financial reporting obligations, if such material default remains uncured as of the Close of Business on such twentieth (20th) Business Day.

(d)            The Issuer, pursuant to or within the meaning of any Debtor Relief Law:

(i)             commences proceedings to be adjudicated bankrupt or insolvent;

(ii)            consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Debtor Relief Laws;

(iii)           consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(iv)          makes a general assignment for the benefit of its creditors.

(e)            A court of competent jurisdiction enters an order or decree under any Debtor Relief Law (which order or decree remains unstayed and in effect for sixty (60) consecutive calendar days) that:

(i)             is for relief against the Issuer in a proceeding in which the Issuer is to be adjudicated bankrupt or insolvent;

(ii)            appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, or for all or substantially all of the property of the Issuer; or

(iii)          orders the liquidation, dissolution or winding up of the Issuer.

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SECTION 8. REMEDIES. Upon the occurrence of an Event of Default that has not been timely cured as provided herein:

(a)            Acceleration of Note. In the case of an Event of Default of the type specified in Section 7(d) and Section 7(e), the outstanding Note Obligations Amount, increased by [*], will become immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Issuer. If any other Event of Default occurs and is continuing, the Holder may declare the outstanding Note Obligations Amount as of the applicable date, with respect to all Notes to be immediately due and payable, whereupon the same will become forthwith due and payable.

(b)            Waiver of Default. The Holder may (and upon execution of an instrument or instruments in writing by the Holder, the Holder shall be deemed to) rescind an acceleration or waive any existing Event of Default; provided that an Event of Default of the type specified in Section 7(d) and Section 7(e) may only be waived and any acceleration with respect thereto only rescinded in respect of this Note by the Holder. In such event, the Holder and the Issuer will be restored to their respective former positions, rights and obligations hereunder. Any Event of Default so waived will be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Event of Default or impair any right of the Holder consequent thereon.

SECTION 9. AUTHORIZED SHARES. So long as this Note is outstanding, the Issuer shall, as of at or immediately prior to the applicable Conversion Time, take all action reasonably necessary, including amending the Issuer’s governing documents to authorize and reserve the requisite number of shares of Conversion Securities, for the purpose of effecting the conversion of this Note, such that the number of shares of Conversion Securities shall be duly and validly authorized, reserved (to the extent applicable) and available for issuance at the time of the conversion of this Note and the other Notes, as applicable, and upon issuance in accordance with the terms of this Note and the other Notes, as applicable, the Conversion Securities will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Note and the other Notes, as applicable, the Issuer’s governing and stockholder documents, “lock-up” or similar agreements, applicable federal and state securities laws or liens or encumbrances created by or imposed by the Holder.

SECTION 10. NO VOTING OR OTHER RIGHTS. This Note does not entitle the Holder to any voting rights or other rights as a stockholder of the Issuer unless and until (and only to the extent that) this Note is actually converted into shares of the Issuer’s Capital Stock in accordance with its terms (and in such case, only such rights as are applicable to such shares of the Issuer’s Capital Stock). In the absence of conversion of this Note into Conversion Securities, no provisions of this Note and no enumeration herein of the rights or privileges of the Holder shall cause the Holder to be a stockholder of the Issuer for any purpose.

SECTION 11. AMENDMENTS. This Note, and any of the terms and provisions hereof, may be amended, waived or modified only in a written instrument signed by the Issuer and the Holder.

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SECTION 12. TRANSFERS.

(a)            This Note may not be directly or indirectly offered, sold, assigned or transferred by the Holder without the Issuer’s consent, which the Issuer shall be entitled to withhold in its sole and absolute discretion; provided, that no such consent shall be required in the case of an Affiliate Transfer (as defined below). Any offer, sale, assignment or other transfer of this Note in contravention of the provisions of this Section 12 shall be deemed to be null and void ab initio.

(b)            For the avoidance of doubt, no change in the identity of the partners, members or stockholders of the Holder shall constitute an indirect sale or transfer of this Note so long as there is no change of Control of such Holder.

(c)            In connection with any assignment or transfer of this Note (in whole or in part), the transferee shall agree to be bound by, and shall become party to, the Purchase Agreement by execution of a counterpart signature page thereto. Any offer, sale, assignment or other transfer of this Note is also subject to the restrictive legends of this Note.

(d)            Notwithstanding anything to the contrary, the Holder may transfer this Note in whole or in part to (i) an Affiliate, or (ii) an affiliated investment fund or vehicle that is under common Control with the Holder.

SECTION 13. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES. The Holder shall not by any act or omission be deemed to waive any of its rights or remedies under this Note unless such waiver shall be in writing and signed by the Holder (or deemed effective pursuant to the election of the Holder as set forth in this Note), and then only to the extent specifically set forth therein. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law, in equity, in tort or otherwise, including injunctive relief or specific performance. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 14. DISPUTE RESOLUTION. If the Holder disagrees with any arithmetic calculations performed or any price determination by the Issuer pursuant to the Note, the Holder shall submit to the Issuer their calculations or determinations thereof. If the Holder and the Issuer are unable to agree upon such calculation or determination within ten (10) Business Days of the submission by the Holder, then the Issuer shall, within ten (10) Business Days thereafter, submit the disputed arithmetic calculation or price determination to the Issuer’s independent, outside accountant, or if such accountant is unwilling or not permitted to perform such services under applicable Law, an accountant reasonably satisfactory to the parties (which is ranked in the top twenty (20) accounting firms nationally, by revenue). The Issuer shall cause such accountant to perform the calculation or determination and notify the Issuer and the Holder of the results no later than fifteen (15) Business Days from the time it receives the disputed calculation or determination. The Issuer shall pay the costs and expenses of such accountant unless the calculation or determination of such accountant is mathematically closer to the Issuer’s calculation or determination than the calculation or determination submitted by the Holder, in which case, the costs and expenses of such accountant shall be paid by the Holder. Such calculation or determination shall be binding upon all parties absent manifest error.

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SECTION 15. NOTICES AND PAYMENTS.

(a)            Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and mailed or delivered to each party as follows: (i) if to the Holder, at the Holder’s email address or mailing address set forth in the Register, or (ii) if to the Issuer, at the mailing address or electronic mail address set forth on the Issuer’s signature page, or at such other mailing or electronic mail address as the Issuer shall have furnished to the Holder in writing from time to time. All such notices and communications will be deemed sufficient upon delivery, when delivered personally, one (1) Business Day after being deposited with an overnight courier service of recognized standing or upon delivery if sent via electronic mail.

(b)            Payments. Whenever any payment of cash is to be made by the Issuer to any Person pursuant to this Note, such payment shall be made in cash via wire transfer of immediately available funds. The Holder shall provide the Issuer with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Due Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.

(c)            The Issuer will make all withholdings and deductions required by Law and will timely remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable Law. The Issuer will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer will furnish to the Holder, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, copies of Tax receipts evidencing payment by the Issuer, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Holder) by such entity.

(d)            The Issuer will pay and indemnify the Holder for any present or future stamp, issue, registration, court or documentary Taxes, or any other property Taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) levied on or in connection with the execution, delivery, issuance, registration or enforcement of this Note or the receipt of any payments with respect thereto (other than, in each case, for any Taxes that are imposed with respect to an assignment by the Holder, or, for the avoidance of doubt, for any Taxes with respect to any income Tax due by the Holder with respect to such Notes or as a result of conversion).

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(e)            The above obligations will survive any termination, defeasance or discharge of this Note, any transfer by the Holder of the Note, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer is incorporated or organized, engaged in business for Tax purposes or resident for Tax purposes or any jurisdiction from or through which payment is made by or on behalf of such Person in respect of any of the Notes and any department or political subdivision thereof or therein.

SECTION 16. WAIVER OF NOTICE. To the extent permitted by Law, unless otherwise provided herein, the Issuer hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

SECTION 17. FURTHER ASSURANCES. Each of the Holder and the Issuer shall take such further actions as are necessary to carry out the intent or the purposes of this Note (including executing and delivering further agreements, instruments and documents, including in connection with any Public Company Event) as the other party may reasonably request in order to consummate, complete and carry out the actions or transactions contemplated hereby and the intent of the parties hereunder.

SECTION 18. GOVERNING LAW, JURISDICTION AND SEVERABILITY. This Note shall be governed by, and shall be construed in accordance with, the laws of the State of Delaware without regard to the conflicts of law provisions of the State of Delaware or of any other state that would result in the application of the laws of a state other than the State of Delaware. The Issuer hereby submits to the exclusive jurisdiction of the state and federal courts sitting in the Wilmington, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

SECTION 19. ASSIGNMENT BY ISSUER. Except as permitted under this Note, including in connection with an Internal Reorganization Transaction, the rights, interests or obligations hereunder may not be assigned or delegated, by operation of law or otherwise, in whole or in part, by the Issuer without the prior written consent of the Requisite Holders.

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SECTION 20. INTERPRETATION. This Note shall be deemed to be jointly drafted by the Issuer and the Holder and shall not be construed against any Person as the drafter hereof. In this Note, unless otherwise indicated or the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties required and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Note into Sections, clauses and sub-clauses and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Note or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Note as a whole and not to any particular Section, clause or sub-clause hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Section, clause or sub-clause shall be construed as a reference to that specified Section, clause or sub-clause of this Note; and all references to “$” or “dollars” shall be deemed references to United States dollars.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the Issuance Date set out above.

EXYN TECHNOLOGIES, INC.

By:	/s/ Brandon Torres Declet
Name: Brandon Torres Declet
Title: Chief Executive Officer

ACCEPTED AND AGREED:

NEOLYNC HOLDINGS LTD

By	/s/ Ruvi Shaibel
Name: Ruvi Shaibel
Title: Authorized Representative

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